UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 7, 2005
SEARS HOLDINGS CORPORATION
(Exact name of registrant as specified in charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-51217 (Commission File Number)	20-1920798 (IRS Employer Identification No.)

3333 Beverly Road Hoffman Estates, Illinois (Address of principal executive offices)	60179 (Zip code)
Registrant’s telephone number, including area code: (847) 286-2500
(Former name or former address, if changed since last report): Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 -	Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On September 7, 2005, the Registrant entered into an Amended and Restated Employment Agreement (the “Amended Agreement”), dated September 7, 2005, with Alan J. Lacy, the current Vice Chairman and Chief Executive Officer of the Registrant. The Amended Agreement amends and restates the Employment Agreement by and among Sears, Roebuck & Co., Kmart Holding Corporation and Mr. Lacy dated as of November 16, 2004 (the “Original Agreement”). Most of the terms and conditions of the Amended Agreement are identical to those in the Original Agreement. The material changes to the terms and conditions in the Original Agreement are summarized in the following paragraph.

The Amended Agreement provides for a term of employment commencing on September 30, 2005 and ending March 23, 2010. During the term, Mr. Lacy will continue to serve as Vice Chairman of the Registrant and a member of its Office of the Chairman and its Board of Directors. He will receive an annual base salary of not less than $1,000,000 and a target 2005 bonus of $2,250,000. The Compensation Committee of the Registrant’s Board of Directors will reduce the 2005 bonus to a pro-rata amount to reflect the period of time during the fiscal year that Mr. Lacy served as the company’s Chief Executive Officer.

The terms and conditions of the Amended Agreement summarized below are identical to those contained in the Original Agreement.

Mr. Lacy will be eligible for, and receive benefits under, employee benefit and perquisite arrangements no less favorable than those generally applicable or made available to senior executives of the Registrant. Under the Original Agreement, Mr. Lacy previously received a grant of 75,000 shares of restricted stock of the Registrant, and a grant of options to purchase 200,000 shares of the Registrant’s’ common stock, and these grants will continue to be governed by the provisions of their respective grant documents. Mr. Lacy did not receive any additional grants of restricted stock or options in connection with the Amended Agreement.

If Mr. Lacy’s employment is terminated by the Registrant without cause (as defined in the Amended Agreement) or Mr. Lacy resigns with good reason (as defined below), Mr. Lacy will be entitled, subject to execution of a release in favor of the Registrant, to receive severance benefits, including:
•	If the date of termination occurs prior to the date that Mr. Lacy has received payment of his 2005 bonus, the amount equal to his 2005 bonus;

•	The amount equal to $7.5 million (the dollar amount of the amount payable under the Original Agreement’s formula);

•	Two additional years of age and service credit under all welfare benefit plans, programs, agreements and arrangements of the Registrant;

•	Accelerated vesting of equity-based awards and three years to exercise any vested options; and

•	Continued welfare benefits for two years.
For purposes of the agreement, “good reason” means (1) the assignment to Mr. Lacy, after the effective date of the Amended Agreement, of duties inconsistent with, or any diminution of, the position, authority, duties or responsibilities called for by the Amended Agreement, (2) the failure to pay Mr. Lacy his compensation under the agreement, (3) Mr. Lacy’s relocation of employment, (4) the failure of the Registrant to require the assumption of the Amended Agreement by a successor or (5) the failure to elect or reelect Mr. Lacy to the Registrant’s board of directors. In addition, “good reason” means any termination by Mr. Lacy during the 30-day period immediately following June 30, 2006.

If Mr. Lacy’s employment is terminated due to his death or disability (as defined in the Amended Agreement), Mr. Lacy (or his estate) will be entitled to receive, if applicable, payment of the unpaid portion of his 2005 bonus, accelerated vesting of equity-based awards and three years to exercise vested options and continued welfare benefits for two years.
Under the Amended Agreement, Mr. Lacy is restricted from revealing confidential information of the Registrant and, for one year following Mr. Lacy’s termination of employment during the term for any reason, Mr. Lacy may not solicit for employment any employees of the Registrant and may not compete with the Registrant. In the event that any payments to Mr. Lacy are subject to an excise tax under Section 4999 of the Internal Revenue Code, Mr. Lacy will be entitled to an additional gross-up payment so that he remains in the same after-tax position he would have been in had the excise tax not been imposed.
A copy of the Amended Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by this reference. The foregoing description of the Amended Agreement is qualified in its entirety by reference to the full text of the Amended Agreement.

Section 2 -	Financial Information

Item 2.02.	Results of Operations and Financial Condition.

On September 8, 2005, the Registrant issued a press release regarding its second quarter 2005 earnings. The press release is attached hereto as Exhibit 99.1.

Section 5 -	Corporate Governance and Management

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 8, 2005, the Registrant issued a press release announcing that Aylwin B. Lewis will assume the position of Chief Executive Officer and President of the Registrant, effective September 30, 2005. Alan J. Lacy will continue as Vice Chairman and a Director and as a member of the Office of the Chairman. Mr. Lacy will also continue to serve as the Chairman of the Board of Directors of Sears Canada and will focus on merger integration and strategic issues. Exhibit 99.1 is hereby incorporated by this reference into this Item 5.02.

Section 7 -	Regulation FD

Item 7.01.	Regulation FD Disclosure.

On September 8, 2005 the Chairman of the Registrant issued a letter to shareholders. The letter will be available on the company’s website, www.searsholdings.com, and is attached hereto as Exhibit 99.2.

Section 9 -	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

Exhibit 10.1 – Amended and Restated Employment Agreement, dated September 7, 2005, between Sears Holdings Corporation and Allan J. Lacy.

Exhibit 99.1 – Press release, dated September 8, 2005, furnished pursuant to Item 2.02.

Exhibit 99.2 – Letter from the Chairman, dated September 8, 2005, furnished pursuant to Item 7.01.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARS HOLDINGS CORPORATION
By:	/s/ William K. Phelan
William K. Phelan
Vice President and Controller

Date: September 8, 2005

Exhibit Index
10.1   Amended and Restated Employment Agreement, dated September 7, 2005, between Sears Holdings Corporation and Allan J. Lacy.
99.1   Press release, dated September 8, 2005.
99.2   Letter from the Chairman, dated September 8, 2005.